SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 13, 2001




                            TANISYS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



        Wyoming                         0-29038                 74-2675493
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)



12201 Technology Blvd., Suite 125
        Austin, Texas                                              78727
(Address of principal executive offices)                         (Zip Code)


                                 (512) 335-4440
              (Registrant's Telephone Number, Including Area Code)


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Item 1.  Changes in Control of Registrant

On August 13, 2001, Tanisys Technology, Inc., a Wyoming corporation ("Tanisys" or the "Registrant") sold 2,575,000 shares of its Series A Preferred Stock for $1.00 per share pursuant to a Series A Preferred Stock Purchase Agreement dated August 13, 2001 (the " Purchase Agreement") to the Purchasers named therein, including New Century Equity Holdings Corp., a Delaware corporation ("New Century"), which purchased 1,000,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is initially convertible into 33.334 shares of the Registrant's common stock. The amount of consideration paid by New Century for the 1,000,000 shares it purchased was $1,000,000. The percentage of the voting securities of the Registrant now beneficially owned directly or indirectly by New Century is 30%. New Century has informed the Registrant that the source of the funds it used to purchase the Series A Preferred Stock was cash on hand.

Mr. Parris H. Holmes, Jr. serves as Chairman of the Board of Directors of both New Century and the Registrant. Effective August 13, 2001, each of Mr. Gordon Matthews and Mr. William D. Jobe resigned from their positions as members of the board of directors of the Registrant, and Mr. David P. Tusa and Mr. Justin Ferrero, both of whom were nominated by New Century, were appointed to the board of directors. Subject to compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and with any other applicable law, New Century will also have the right to replace Mr. Parris H. Holmes, Jr. with another nominee of New Century.

In connection with the financing, the Registrant has agreed to make payments to the holders of the Series A Preferred Stock, to the extent its cash flow meets certain levels, until the holders have received the amount of their investment in the Series A Preferred Stock. At the sole option of New Century, these payments must be made by the Registrant's delivery of additional shares of Series A Preferred Stock to the holders of the Series A Preferred Stock. The Registrant has granted a security interest in all of its assets to secure its obligation to make these payments, and has agreed to issue additional shares of Series A Preferred Stock equal to 50% of the then fully diluted common stock to the holders if the Registrant fails to return the amount of their investment, plus cumulative dividends at the rate of 15% annually, by July 15, 2003. At the sole option of New Century, dividend payments must be made by the Registrant's delivery of additional shares of Series A Preferred Stock to the holders of the Series A Preferred Stock. The Registrant has also agreed to issue, at up to six different times, additional shares of Series A Preferred Stock to the holders of the Series A Preferred Stock equal to 25% of the then fully diluted common stock if the Registrant fails to meet any of certain financial requirements for six periods of time, beginning with the quarters ending September 30, 2001 and December 31, 2001, and then for the four six-month periods ending June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003. If the slowdown in the worldwide semiconductor industry continues, the Registrant may not meet one or more of the specified financial targets, thus triggering the issuance of additional shares of Series A Preferred Stock. Each failure to meet any one of several financial requirements in any of the six periods will result in the Registrant being


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required  to issue  additional  shares  of  Series  A  Preferred  Stock,  for no additional consideration, to the holders of the Series A Preferred Stock.

The Registrant has agreed to call a special meeting of its shareholders to vote on a proposal to authorize additional common stock so as to permit the conversion of the Series A Preferred Stock. The holders of the Series A Preferred Stock will be entitled to vote with the holders of the common stock at the special meeting, and will control sufficient votes to approve the proposal. If the Registrant issues all of the shares of Series A Preferred Stock that it could potentially be required to issue pursuant to the Purchase Agreement, and if New Century continues to hold all shares of Series A Preferred Stock it acquires as described above, the percentage of the voting securities of the Registrant then beneficially owned directly or indirectly by New Century would be approximately 38% by January 31, 2004, assuming that the Registrant issues no other equity securities.

     The following exhibit is filed as part of this report.

     Exhibit No.  Description
     ----------   -----------

         3.3      Form  of  Amendment  to  Amended  and  Restated   Articles  of
                  Incorporation of the Registrant

         99.3 Series A Preferred Stock Purchase Agreement dated August 13, 2001 by and among the Registrant and the Purchasers named therein

         99.4 Promissory Note dated August 13, 2001 made by the Registrant in favor of the Purchasers identified therein

         99.5 Security Agreement - Pledge of Tangible and Intangible Assets dated August 13, 2001 between the Registrant and New Century Equity Holdings Corp., for itself and as agent for the Purchasers identified therein

         99.6 Registration Rights Agreement dated August 13, 2001 between the Registrant and New Century Equity Holdings Corp. and the other Purchasers identified in the Series A Preferred Stock Purchase Agreement filed as Exhibit 99.3


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        TANISYS TECHNOLOGY, INC.


Date:    August 13, 2001                By:  /s/ CHARLES T. COMISO
                                           --------------------------------
                                        Charles T. Comiso
                                        Chief Executive Officer, President and
                                        Director


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                                  EXHIBIT INDEX

     Exhibit No.  Description
     ----------   -----------

         3.3      Form  of  Amendment  to  Amended  and  Restated   Articles  of
                  Incorporation of the Registrant

         99.3 Series A Preferred Stock Purchase Agreement dated August 13, 2001 by and among the Registrant and the Purchasers named therein

         99.4 Promissory Note dated August 13, 2001 made by the Registrant in favor of the Purchasers identified therein

         99.5 Security Agreement - Pledge of Tangible and Intangible Assets dated August 13, 2001 between the Registrant and New Century Equity Holdings Corp., for itself and as agent for the Purchasers identified therein

         99.6 Registration Rights Agreement dated August 13, 2001 between the Registrant and New Century Equity Holdings Corp. and the other Purchasers identified in the Series A Preferred Stock Purchase Agreement filed as Exhibit 99.3

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